Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this registration statement on Form S-1 and related prospectus dated March 30, 2012 and to the inclusion of our report, dated December 19, 2011, with respect to the 2011 and 2010 consolidated financial statements of Biovest International, Inc., in such registration statement and related prospectus.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Tampa, Florida

March 30, 2012